UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2013

Fuse Science, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 N.W. 167 th Street, Suite E-21, Miami Lakes, Florida 33015

(Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “ Company ,” “ Fuse, ” “ we ,” “ us ,” and “ our ” refer to Fuse Science, Inc., unless the context requires otherwise.

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02, Unregistered Sales of Equity Securities is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 4, 2013, we entered into a securities purchase agreement (the “Purchase Agreement ”) with a group of institutional and accredited investors pursuant to which Fuse issued and sold senior convertible notes in the aggregate original principal amount of $1,500,000 (the “Series A Notes”), senior subordinated convertible notes in the aggregate original principal amount of $550,000 (the “Series B Notes”, and together with the Series A Notes, collectively, the “Notes”), series A warrants to purchase up to 11,764,705 shares of Fuse’s common stock (the “Series A Warrants”) and series B warrants to purchase up to 11,764,705 shares of Fuse’s common stock (“Series B Warrants,” and together with the Series A Warrants, collectively, the “Warrants”). The transaction is scheduled to close on or about March 6, 2013 (“Closing”).

The indebtedness evidenced by the Notes bears interest at 5% per year, payable quarterly, and matures on the first anniversary of the Closing. The principal amount of the Notes will be payable on the maturity date. The Notes may be converted into the Company’s common stock, at the option of the holder, at any time following issuance. The Notes are mandatorily convertible if Fuse’s common stock trades at a level equal to 250% of the Conversion Price (as hereinafter defined) for any twenty (20) consecutive trading days commencing ten (10) days after the Measurement Period (as defined below). The initial conversion price of the Notes is $0.17, subject to adjustment as provided in the Notes. The conversion price will be adjusted to 80% of the average of the volume-weighted average price per share (“VWAPs”) for the ten (10) trading days immediately following the date that the registration statement covering the resale of all the shares underlying the Notes and the Warrants are declared effective (the “Measurement Period”), in the event that such adjusted conversion price is lower than the initial conversion price (the “Conversion Price”). The Conversion Price is also subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Fuse has the option to pay each interest payment in shares of common stock or a combination of shares and common stock, if certain conditions are met; provided, that Fuse may, at its option, elect to pay such interest payments solely in cash. The conversion rate applicable to any interest payment in shares of Fuse’s common stock will be the lower of (a) the applicable Conversion Price and (b) a price equal to 80% of the VWAPs of Fuse’s common stock during the ten (10) consecutive trading day period ending and including the trading day immediately prior to such interest date, divided by ten (10) (such period, the “Interest Measuring Period”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Interest Measuring Period. Except for the fact that the Series A Notes are senior to the Series B Notes, the terms of the Notes are the same.

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Under the terms of the Series A Warrants, the holders are entitled to exercise Series A Warrants to purchase up to 100% of the number of shares of Fuse’s common stock that the Notes convert into at Closing at an initial exercise price of $0.21, subject to adjustment as set forth below. The Series A Warrants are exercisable for a period of five (5) years following Closing. Under the terms of the Series B Warrants, the holders are entitled to exercise the Series B Warrants to purchase up to 100% of the number of shares of Fuse’s common stock that the Notes convert into at Closing at an initial exercise price of $0.17, subject to adjustment as set forth below. The Series B Warrants are exercisable for a period of seven (7) months following issuance.

At the expiration of the Measurement Period, the exercise price of the Warrants will be adjusted to 125% (in the case of the Series A Warrants) or 80% (in the case of the Series B Warrants) of the average of the VWAPs of the Company’s common stock during the Measurement Period, if such adjusted exercise prices are less than the initial exercise prices of the Warrants (as applicable, the “Exercise Price”). The Exercise Price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.

If, at the end of the Measurement Period, there is no adjustment to the Conversion Price of the Notes and the Exercise Prices of the Warrants, the Warrants will adjust so that the number of shares of common stock issuable thereunder will increase by 100% (the “Warrant Share Adjustment”). If at the date the Warrant Share Adjustment occurs (“Warrant Share Adjustment Date”), the expiration date of the Series B Warrants is less than sixty (60) days subsequent to the Warrant Share Adjustment Date, the expiration date of the Series B Warrants will be extended to the sixtieth (60th) day after the Warrant Share Adjustment Date.

In connection with the financing, Fuse entered into a registration rights agreement pursuant to which it agreed to file a registration statement with the Securities and Exchange Commission (with the “SEC”) relating to the offer and sale by the investors of the shares of common stock issuable upon conversion of the Notes, issuable as interest shares and issuable upon exercise of the Warrants. Pursuant to the registration rights agreement, Fuse is required to file the registration statement within 15 days of the Closing and to use its best efforts for the registration statement to be declared effective 75 days thereafter (90 days thereafter if the registration statement is subject to review by the SEC).

As a condition to the sale of the securities, the Company’s executive officers, who beneficially own an aggregate of 26,916,948 shares of common stock, entered into lock-up agreements pursuant to which they agreed not to sell, pledge, hypothecate or otherwise transfer their shares for a period of sixty (60) days commencing on the closing date, subject to certain exceptions for estate planning and similar purposes.

The securities were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D thereunder. In connection with these transactions, Fuse will pay a placement agent fee of $164,000 to National Securities Corporation and Dawson James Securities and will issue to the co-placement agents and their respective designees, placement agent warrants to purchase 7% of the number of shares of common stock that are issuable pursuant to the Notes and Warrants.

Copies of the Purchase Agreement and the forms of Senior Convertible Note, Senior Subordinated Convertible Note, Series A Warrant, Series B Warrant, Registration Rights Agreement and Lock-Up Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7 respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

10.1	Securities Purchase Agreement

10.2	Form of Senior Convertible Note

10.3	Form of Senior Subordinated Convertible Note

10.4	Form of Series A Warrant

10.5	Form of Series B Warrant

10.6	Form of Registration Rights Agreement

10.7	Form of Lock-Up Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

Date: March 5, 2013	By:	/s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer

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